Exhibit 99.1

 SAVE THE DATE:
NOVAGOLD 2014 Annual and Special Meeting of Shareholders
Conference Call and Webcast

April 16, 2014 — Vancouver, British Columbia — NOVAGOLD RESOURCES INC. (TSX, NYSE-MKT: NG) will hold the Company’s 2014 Annual and Special Meeting of Shareholders on Thursday, June 5 at 3:00 pm PT (6:00 pm ET) at The Metropolitan Hotel (645 Howe Street, Vancouver, British Columbia) in the Connaught Room. The webcast and conference call-in details are provided below. In addition to the official business portion of the meeting, the Company will provide an overview of NOVAGOLD’s 2013 achievements, and the outlook for this year. Callers should dial in 5-10 minutes prior to the scheduled start time and simply ask to join NOVAGOLD’s call.

Webcast:	www.novagold.com
North American callers:	1-800-319-4610
International callers:	1-604-638-5340

NOVAGOLD welcomes its shareholders and any interested parties to attend the Annual and Special Meeting of Shareholders. The webcast will be archived on NOVAGOLD’s website for one year and the conference call replay will be available for 14 days. To access the conference call replay please dial 1-800-319-6413 (North America), or 1-604-638-9010 (International), followed by your Access Code: 2973. For a transcript of the call please email info@novagold.com.

NOVAGOLD Contact:

Mélanie Hennessey
Vice President, Corporate Communications

Erin O’Toole
Analyst, Investor Relations

604-669-6227 or 1-866-669-6227